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                            DEBT ALLOCATION AGREEMENT

                          Made as of November 27, 1996

                                     Between

                       STATIA TERMINALS INTERNATIONAL N.V.
                                   ("STATIA")

                                       and

                      STATIA TERMINALS CANADA, INCORPORATED
                                ("STATIA CANADA")

                  -------------------------------------------


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                            DEBT ALLOCATION AGREEMENT

This Agreement made this 27th day of November, 1996.

BETWEEN:

                 STATIA TERMINALS INTERNATIONAL N.V. ("STATIA")

                              and

                 STATIA TERMINALS CANADA, INCORPORATED
                 ("STATIA CANADA")

WHEREAS

1. Pursuant to an Offering Memorandum dated November 22, 1996 (the "Offering Memorandum"), Statia Canada and Statia propose to issue, as joint obligors, 11 3/4% First Mortgage Notes due 2003 (the "Original Notes") having an aggregate principal amount at maturity of US$135,000,000;

2. Pursuant to a registration rights agreement dated November 27, 1996 (the "Registration Rights Agreement"), Statia Canada and Statia are required, subject to the conditions and limitations set out in the Registration Rights Agreement, to make an offer to exchange the Original Notes for New Notes, which will be identical in all material respects to the Original Notes (except that the New Notes will not be subject to transfer restrictions) and will evidence the same debt as the Original Notes (in this agreement, the Original Notes and the New Notes are referred to as the "Notes"). The Notes will be issued under a trust indenture (the "Note Indenture") dated November 27, 1996 among, inter alia, Statia, Statia Canada and Marine Midland Bank, as trustee;

3. The Statia Canada Note Proceeds (as defined below) will be used by Statia Canada to (i) pay its proportionate share of the transaction costs (including commissions payable to the Initial Purchasers) related to the issue of the Notes ("Transaction Costs") and (ii) finance repayment of the purchase notes in the amount of US$27,000,000 issued by Statia Canada in connection with its purchase of the shares of Statia Terminals Point Tupper Inc. as described in the Offering Memorandum;

4. The Statia Note Proceeds (as defined below) will be used by Statia to (i) pay its proportionate share of Transaction Costs and (ii) assist in financing the acquisition by its wholly-owned subsidiary, Statia Terminals Corporation N.V., of the shares of Statia

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      Terminals N.V., Saba Trust Company N.V., Bicen Development Corporation and
      Statia Terminals Southwest, Inc. as described in the Offering Memorandum;


5. Statia and Statia Canada are entering into this agreement to evidence their agreement as to the allocation of the debt evidenced by the Notes (the "Debt") as between them and to provide for certain agreements regarding repayment of the Notes and their respective obligations under the Notes and Note Indenture.

            NOW THEREFORE THIS AGREEMENT WITNESSETH that for valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Statia Canada and Statia agree, each with the other, as follows:

SECTION 1- DEFINITIONS

1.1 In this agreement, the following terms have the following meanings:

      (a) "Gross Proceeds" means the aggregate issue price of the Notes before any deduction for Transaction Costs;

      (b) "proportionate share" where used with reference to Statia Canada or Statia means the proportion that the Statia Canada Note Proceeds or the Statia Note Proceeds, as the case may be, is of the Gross Proceeds;

      (c)   "Statia Canada Note Proceeds" means US$28,060,000.

      (d)   "Statia Note Proceeds" means US$106,940,000.

1.2 Terms used but not defined in this agreement have the meanings attributed to them in Note Indenture.

SECTION 2- ALLOCATION OF DEBT

2.1 The Gross Proceeds from the issue of the Notes shall be allocated between Statia and Statia Canada as follows:

      Statia:            Statia Note Proceeds

      Statia Canada:     Statia Canada Note Proceeds

SECTION 3- SEVERAL OBLIGATIONS

3.1 The Statia Note Proceeds will, as between Statia and Statia Canada, be deemed to be a separate borrowing by Statia in the amount of the Statia Note Proceeds repayable by Statia,

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together with original issue discount, interest and premium or penalty (if any)
thereon, in accordance with the terms and requirements of the Notes and the Note Indenture (the "Statia Several Note Obligations").

3.2 The Statia Canada Note Proceeds will, as between Statia Canada and Statia, be deemed to be a separate borrowing by Statia Canada in the amount of the

Statia Canada Note Proceeds repayable by Statia Canada, together with original issue discount, interest and premium or penalty (if any) thereon, in accordance with the terms and requirements of the Notes and the Note Indenture (the "Statia Canada Several Note Obligations").

SECTION 4- INDEMNITY AND DEEMED LOANS

4.1 Statia shall be solely responsible for payment of the Statia Several Note Obligations in accordance with the terms and requirements of the Notes and the
Note Indenture and agrees to indemnify and save Statia Canada harmless with respect to any and all obligations therefor, whether on account of issue price, principal, original issue discount, interest, premium or penalty, all as more fully set out in the Notes and the Note Indenture.

4.2 Statia Canada shall be solely responsible for payment of the Statia Canada Several Note Obligations in accordance with the terms and requirements of the Notes and the Note Indenture and agrees to indemnify and save Statia harmless with respect to any and all obligations therefor, whether on account of issue price, principal, original issue discount, interest, premium or penalty, all as more fully set out in the Notes and the Note Indenture.

4.3 If, for any reason whatsoever, Statia Canada makes any payment on account of or with respect to the Statia Several Note Obligations, whether required to be made by either Statia or Statia Canada under the terms of the Notes or the Note Indenture, including any payment pursuant to section 5.1 or 6.1(a), Statia Canada shall be deemed to have advanced to Statia the amount of such payment by way of a loan payable on demand together with interest thereon at the rate and payable on the terms as set out in the Notes.

4.4 If, for any reason whatsoever, Statia makes any payment on account of or with respect to the Statia Canada Several Note Obligations, whether required to be made by either Statia or Statia Canada under the terms of the Notes or the
Note Indenture, including any payment pursuant to section 5.2 or 6.1(b), Statia shall be deemed to have advanced to Statia Canada the amount of such payment by way of a loan payable on demand together with interest thereon at the rate and payable on the terms as set out in the Notes.

SECTION 5- OFFERS TO PURCHASE

5.1 Any proceeds received by Statia Canada from: (i) a Collateral Asset Sale,
(ii) a Non-Collateral Asset Sale, (iii) insurance relating to the destruction of all or any portion of its Collateral, or (iv) an award relating to a taking of all or any portion of its Collateral by

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eminent domain which are used by Statia Canada to purchase Notes pursuant to an
Offer to Purchase in accordance with the terms of the Note Indenture shall.

      (a) unless the event giving rise to such proceeds is or results in the occurrence of an Event of Default under the Note Indenture, if so used to purchase Notes at any time or before the Fifth Anniversary of the Issue Date, be deemed to be a payment first on account of the Statia Canada Several Note Obligations to a maximum amount determined on a cumulative basis of 25% of the original principal amount thereof and then to be a payment on account of the Statia Several Note Obligations to the extent of the balance of such proceeds; and

      (b) if so used to purchase Notes at any time after the Fifth Anniversary of the Issue Date or if the Offer to Purchase is being made as a result of or in order to cure an Event of Default, be deemed to be a payment first on account of the Statia Canada Several Note Obligations until such obligations are satisfied in full and then to be a payment on account of the Statia Several Note Obligations to the extent of the balance of such proceeds.

5.2 Any proceeds received by Statia from: (i) a Collateral Asset Sale, (ii) a Non-Collateral Asset Sale, (iii) insurance relating to the destruction of all or any portion of its Collateral, or (iv) an award relating to a taking of all or any portion of its Collateral by eminent domain which are used by Statia to purchase Notes pursuant to an Offer to Purchase in accordance with the terms of the Note Indenture shall be deemed to be a payment first on an account of the Statia Several Note Obligations until such obligations are satisfied in full and then to be a payment on account of the Statia Canada Several Note Obligations to the extent of the balance of such proceeds.

SECTION 6- CHANGE OF CONTROL OFFERS/REDEMPTIONS

6.1 If Statia and Statia Canada elect to redeem all or a portion of the Notes or to cure an Event of Default resulting from a Change of Control by making a Change of Control Offer:

      (a) any amount paid by Statia Canada on account of the Redemption Price of Notes or the Change of Control Purchase Price of Notes purchased pursuant to a Change of Control Offer shall be deemed to be a payment first on account of the Statia Canada Several Note Obligations until such obligations are satisfied in full and then to be a payment on account of the Statia Several Note Obligations; and

      (b) any amount paid by Statia on account of the Redemption Price of Notes or the Change of Control Purchase Price of Notes purchased pursuant to a Change of Control Offer shall be deemed to be a payment first on account of the Statia


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            Several Note Obligations until such obligations are satisfied in full and then to be a payment on account of the Statia Canada Several Note Obligations.

SECTION 7- GENERAL PROVISIONS


7.1 This agreement shall enure to the benefit of and be binding upon each of Statia Canada and Statia and their respective successors and assigns.

7.2 This agreement shall be interpreted and enforced in accordance with the laws of Nova Scotia and the laws of Canada applicable therein.

            IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly and properly executed in their names and on their behalf by their proper officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED   )        STATIA TERMINALS
in the presence of             )        INTERNATIONAL N.V.
                               )
                               )
____________________________   )        By:  /s/ David B. Pittaway
Witness                        )             -------------------------------
                               )
                               )
                               )        And: /s/ Justin Wender
                               )             -------------------------------
                               )
                               )        STATIA TERMINALS CANADA,
                               )        INCORPORATED
                               )
____________________________   )        By:  /s/ David B. Pittaway
Witness                        )             -------------------------------
                               )
                               )
                               )        And: /s/ Justin Wender
                               )             -------------------------------